SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 14, 2003

(Date of earliest event reported)

UNITED DOMINION REALTY TRUST, INC.

(Exact name of Registrant as specified in its charter)

Virginia	1-10524	54-0857512
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129

(Address of principal executive offices, including zip code)

(720) 283-6120

(Registrant’s telephone number, including area code)

Item 5. Other Events.

On March 14, 2003, United Dominion Realty Trust, Inc. (the “Company”) entered into a three-year $500 million unsecured revolving credit facility, which replaces the Company’s $375 million unsecured revolving credit facility and $100 million unsecured term loan. The credit facility may be increased to $650 million if the initial lenders increase their commitments or the Company receives commitments from additional lenders.

The credit facility dated March 14, 2003 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1

Credit Agreement dated as of March 14, 2003 by and among United Dominion Realty Trust, Inc., Wachovia Bank, National Association, as Agent, Wachovia Securities, Inc. and J.P. Morgan Securities, Inc., as Joint Lead Arrangers/ Joint Bookrunners, JPMorgan Chase Bank and Bank One, NA, as Syndication Agents, Wells Fargo Bank, National Association and KeyBank National Association, as Documentation Agents, SunTrust Bank, Citicorp North America, Inc. and SouthTrust Bank, as Co-Agents, and each of the financial institutions initially a signatory thereto together with their assignees.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED DOMINION REALTY TRUST, INC.

By:	/s/ CHRISTOPHER D. GENRY
Christopher D. Genry Executive Vice President and Chief Financial Officer

Date: April 2, 2003

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EXHIBIT INDEX

Exhibit	Description

99.1

Credit Agreement dated as of March 14, 2003 by and among United Dominion Realty Trust, Inc., Wachovia Bank, National Association, as Agent, Wachovia Securities, Inc. and J.P. Morgan Securities, Inc., as Joint Lead Arrangers/ Joint Bookrunners, JPMorgan Chase Bank and Bank One, NA, as Syndication Agents, Wells Fargo Bank, National Association and KeyBank National Association, as Documentation Agents, SunTrust Bank, Citicorp North America, Inc. and SouthTrust Bank, as Co-Agents, and each of the financial institutions initially a signatory thereto together with their assignees.

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